UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2021 (November 29, 2021)

GUGGENHEIM CREDIT INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01117	47-2039472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 739-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On December 17, 2015, Hamilton Finance LLC (“Hamilton”), a wholly-owned, special purpose financing subsidiary of Guggenheim Credit Income Fund (the “Company”), entered into a senior-secured term loan credit facility with JPMorgan Chase Bank, National Association (“JPM”), as administrative agent, each of the lenders from time to time party thereto, and U.S. Bank National Association, as collateral agent, collateral administrator and securities intermediary. On June 29, 2018, Hamilton, entered into the Second Amended and Restated Credit Agreement (the “Hamilton Credit Facility”).

On November 29, 2021, Hamilton repaid in full all outstanding amounts due in connection with, and terminated all commitments under, the Hamilton Credit Facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND

Date:	December 2, 2021	By:	/s/ Michael Guss
MICHAEL GUSS
Chief Financial Officer